Exhibit 10.5


                              CONSULTING AGREEMENT

                                     BETWEEN

                              KANSAS CITY SOUTHERN

                                       AND

              JOSE F. SERRANO INTERNATIONAL BUSINESS, S.A. DE C.V.


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                                TABLE OF CONTENTS

                                                                            PAGE

1.    Construction.............................................................1

2.    Engagement...............................................................2

3.    Duties...................................................................3

4.    Term.....................................................................4

5.    Consulting Services Fees and Escrow......................................4

6.    VAT Claim and Put Advisory Fee...........................................5

7.    Restrictions on Transfer of Consulting Firm Stock........................5

8.    Termination..............................................................5

9.    Non-Disclosure...........................................................7

10.   Duties Upon Termination; Survival........................................8

11.   Compliance with Laws.....................................................8

12.   Indemnification..........................................................9

13.   Notice..................................................................10

14.   Amendment...............................................................11

15.   Successors in Interest..................................................11

16.   Severability............................................................11

17.   Governing Law; Dispute Resolution.......................................11

18.   Entire Agreement; Effective Time........................................14


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                              TABLE OF DEFINITIONS


"ACQUISITION" shall have the meaning set forth in the Recitals to this Agreement.

"ACQUISITION AGREEMENT" shall have the meaning set forth in the Recitals to this Agreement.

"AFFILIATE" shall mean, with respect to a specified person, (i) any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person, and (ii) any person that is an officer, director, trustee, member or general member of, or serves in a similar capacity with respect to, the specified person, or of which the specified person is an officer, director, trustee, member or general member, or with respect to which the specified person serves in a similar capacity. For purposes of this definition, the term "control" when used with respect to a person (including entities incorporated or organized in the UMS) means (a) the beneficial ownership of 10% or more of the voting interests in such person, or (b) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

"AGREEMENT" shall have the meaning set forth in the preamble of this Agreement.

"ANNUAL FEE" shall have the meaning set forth in SECTION 5(A) of this Agreement.

"ARBITRATION COSTS" shall have the meaning set forth in SECTION 17(E)(II) of this Agreement.

"ARBITRATION DEMAND" shall have the meaning set forth in SECTION 17(D) of this Agreement.

"ARBITRATORS" shall have the meaning set forth in SECTION 18(E) of this Agreement.

"BOARD" shall mean the Board of Directors of Company.

"BUSINESS" shall have the meaning set forth in the Recitals to this Agreement.

"BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the U.S. or the UMS.

"COMPANY" shall have the meaning set forth in the preamble of this Agreement.

"COMPANY TRADE SECRET" shall have the meaning set forth in SECTION 9 of this Agreement.

"CONSOLIDATED FEE" shall have the meaning set forth in SECTION 5(A) of this Agreement.

"CONSULTING COMPENSATION ESCROW" shall have the meaning set forth in SECTION 5(A) of this Agreement.

"CONSULTING  COMPENSATION  ESCROW  AGENT"  shall have the  meaning  set forth in
SECTION 5(A) of this Agreement.

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"CONSULTING  COMPENSATION  ESCROW AGREEMENT" shall have the meaning set forth in
SECTION 5(A) of this Agreement.

"CONSULTING FIRM" shall have the meaning set forth in the preamble of this Agreement.

"CONSULTING FIRM STOCK" shall have the meaning set forth in SECTION 5(C) of this Agreement.

"CONSULTING SERVICES" shall have the meaning set forth in SECTION 3(A) of this Agreement.

"DISABILITY" shall have the meaning set forth in SECTION 8(B) of this Agreement.

"DISPUTES" shall have the meaning set forth in SECTION 17(A) of this Agreement.

"DISPUTE NOTICE" shall have the meaning set forth in SECTION 17(C) of this Agreement.

"DOLLARS" or "$" shall have the meaning set forth in SECTION 1(A)(IX) of this Agreement.

"EFFECTIVE TIME" shall mean the time of the occurrence of the Closing of the Acquisition Agreement.

"EXCHANGE ACT" shall have the meaning set forth in SECTION 5(C) of this Agreement.

"FOR CAUSE" shall have the meaning set forth in SECTION 8(E) of this Agreement.

"GTFM" shall mean Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE organized under the laws of the UMS.

"INCLUDING" shall have the meaning set forth in SECTION 1(A)(V) of this Agreement.

"IRS" shall mean Internal Revenue Service of the U.S.

"JSS" shall have the meaning set forth in the Recitals to this Agreement.

"LABOR LAWSUIT" shall have the meaning set forth in SECTION 8(E)(VIII) of this Agreement.

"LOSSES" shall have the meaning set forth in SECTION 12 of this Agreement.

"MM" shall mean TMM Multimodal S.A. de C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE organized under the laws of the UMS.

"NON-MANAGEMENT DIRECTORS" shall have the meaning set forth in SECTION 5(B) of this Agreement.

"PARTY" or "PARTIES" shall have the meaning set forth in the preamble of this Agreement.

"PAYMENT CONDITIONS" shall have the meaning set forth in SECTION 5(B) of this Agreement.

"PAYMENT DATE" shall have the meaning set forth in SECTION 5(A) of this Agreement.

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"PAYMENT  DATE PERIOD"  shall have the meaning set forth in SECTION 5(B) of this
Agreement.

"PERSON" shall have the meaning set forth in SECTION 1(A)(VI) of this Agreement.

"PROCESS AGENT" shall have the meaning set forth in SECTION 17(G) of this Agreement.

"RECORDS" shall have the meaning set forth in SECTION 11(E) of this Agreement.

"REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated as of the date of this Agreement, among Company, TMM, TMMH, MM and certain stockholders of TMM.

"SHALL" shall have the meaning set forth in SECTION 1(A)(VIII) of this Agreement.

"STOCKHOLDERS' AGREEMENT" shall mean the Stockholders' Agreement, dated as of the date of this Agreement, among Company, Grupo TMM, S.A. and certain subsidiaries and stockholders of Grupo TMM, S.A.

"TERM" shall have the meaning set forth in SECTION 4 of this Agreement.

"TFM" shall mean TFM, S.A. de C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE organized under the laws of the UMS.

"TMM" shall mean Grupo TMM S.A., a SOCIEDAD ANONIMA organized under the laws of the UMS.

"TMMH" shall mean TMM Holdings S.A. de C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE organized under the laws of the UMS and a subsidiary of GTMM.

"TRANSFER" shall have the meaning set forth in SECTION 7 of this Agreement.

"UMS" shall mean the United Mexican States.

"U.S." shall mean the United States of America.

"U.S. LAWS" shall have the meaning set forth in SECTION 11(B) of this Agreement.

"VAT CLAIM AND PUT ADVISORY FEE" shall have the meaning set forth in SECTION 6(A) of this Agreement.

"VOLUME WEIGHTED PRICE" means the average trading price per share of Company Common Stock on the New York Stock Exchange for the twenty (20) consecutive trading days immediately preceding the announcement of the Final Resolution of the VAT and Put (excluding for this purpose the 180 day period for claims and appeals), as reported on Bloomberg (VAP function).

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                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this "AGREEMENT"), made and entered into as of this 15th day of December, 2004, but to become effective as hereinafter provided, by and between Kansas City Southern, a Delaware corporation ("COMPANY"), and Jose F. Serrano International Business, S.A. de C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE organized under the laws of the UMS, organized under the laws of the UMS ("CONSULTING FIRM") (individually, a "PARTY"; collectively, the "PARTIES"). Unless otherwise specified herein, all capitalized terms used and not defined in this Agreement shall have the meanings ascribed to them in the Acquisition Agreement (defined below).

                                    RECITALS

     WHEREAS, Company, along with its Affiliates, owns and operates a North American rail network which connects key commercial and industrial markets in the central U.S. with major industrial cities in the UMS (the "BUSINESS");

     WHEREAS, Company, TMM, MM, TMMH and others have entered into an amended and restated acquisition agreement dated as of December 15, 2004 (the "ACQUISITION AGREEMENT"), pursuant to which, among other things, all of the shares of stock of GTFM owned by MM are to be acquired by subsidiaries of Company (the "ACQUISITION"), resulting in an increase in the Company's interest in and need for support of the operations of the Business in the UMS;

     WHEREAS, Jose F. Serrano Segovia ("JSS"), as Chairman of the Board of Directors of GTFM, has knowledge and experience regarding Mexican governmental relationships relevant to the Business;

     WHEREAS, JSS has established Consulting Firm to provide certain consulting services; and

     WHEREAS, as a condition to its willingness to enter into the Acquisition Agreement, Company desires that Consulting Firm agree to provide to the Company certain consulting services, and Consulting Firm is willing to make such services available to Company, all on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed by and between Company and Consulting Firm as follows:

     1.   CONSTRUCTION.

     (a)  REFERENCES.

          (i) The Recitals to this Agreement shall be incorporated by reference into, and deemed part of, this Agreement and all references to this Agreement shall include the Recitals.

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          (ii) References to any law,  legislative act, rule or regulation shall mean references to such law, legislative act, rule or regulation in changed or supplemented form or to a newly adopted law, legislative act, rule or regulation replacing a previous law, legislative act, rule or regulation.

          (iii)References to a number of days shall mean calendar days, unless expressly indicated otherwise.

          (iv) References to an Exhibit, Schedule, Section or Article shall be to such Exhibit, Schedule, Section or Article of this Agreement, unless otherwise provided herein.

          (v) References to the word "INCLUDING" shall mean "including, without limitation."

          (vi) The word "PERSON" includes, where appropriate, firms, associations, companies, partnerships, trusts, corporations and other legal entities, including public bodies, as well as natural persons.

          (vii)Words importing the singular import the plural, and vice versa, and words importing one gender import the other gender.

          (viii) The word "SHALL" when used in this Agreement or any Schedules hereto is a word of mandate, construed as "must."

          (ix) References to "DOLLARS" and "$" in this Agreement shall mean Dollars of the U.S.

     (b) HEADINGS. The Article, Section, Schedule and Exhibit headings of, and the Table of Contents to, this Agreement are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

     (c) DEFINITIONS. Defined terms used in this Agreement shall have the meanings specified in the Table of Definitions set forth immediately prior to the preamble.

     2. ENGAGEMENT.

     (a) Company hereby agrees to engage Consulting Firm as of the Effective Time during the Term to provide the Consulting Services, and Consulting Firm hereby accepts such engagement and agrees to perform the Consulting Services, upon the terms and conditions of this Agreement. Consulting Firm represents and warrants that it has full authority to enter into this Agreement and that it is not restricted in any manner whatsoever from performing services hereunder.

     (b) The relationship hereby created between Company and Consulting Firm shall be that of an independent contractor and shall not be considered as creating the relationship of employer-employee/laborer, partnership, principal-agent, joint venture or association of any other kind. Consulting Firm acknowledges that there does not exist between one or more of

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Consulting  Firm, JSS or any employee or  representative  of Consulting Firm, on the one side, and one or more of Company or its Affiliates, on the other side, the relationship of employer-employee/laborer, partnership, principal-agent or joint venture.

     (c) Notwithstanding any other provision of this Agreement, unless Consulting Firm is or becomes subject to taxation in the U.S. as a result of actions other than those of Company set forth below, Company agrees that it will not during the Term or thereafter:

          (i) take any action that would subject Consulting Firm or JSS to federal income taxation in the U.S. of any payments or benefits received by Consulting Firm under this Agreement;

          (ii) take any tax position inconsistent with Consulting Firm or JSS being an independent contractor or not being subject to federal income taxation in the U.S. in connection with its performance under this Agreement (unless and until there is a final non-appealable judgment of a court of competent jurisdiction that requires Company to do otherwise); or

          (iii)require Consulting Firm to perform any Consulting Services that Consulting Firm's counsel advises Company would reasonably be expected to subject Consulting Firm or JSS to taxation in the U.S.

     3. DUTIES.

     (a) PROVISION OF CONSULTING SERVICES. Consulting Firm shall provide such consulting services as may be reasonably requested in writing by the Board of the Company related to the maintenance, fostering and promotion of a positive relationship between the Company and/or its Affiliates and high-ranking officials of those branches of the Mexican government that have an impact on the Mexican railroad industry or the Business (the "CONSULTING SERVICES"). Consulting Firm shall faithfully perform its duties under this Agreement to the best of its ability, utilizing all of its skills and experience, and shall devote all business time necessary for the performance of the Consulting Services hereunder. Company acknowledges that Consulting Firm will render the Consulting Services in Mexico and in no event in the U.S.

     (b) PARTICIPATION OF JSS. Consulting Firm represents and warrants that (i) JSS is an officer of the Consulting Firm, serving as the legal representative, and (ii) JSS personally is actively engaged in the provision of Consulting Services to Company. Company acknowledges that JSS is employed full-time as the Chief Executive Officer of another corporation and may during the Term have other or additional business activities or interests, including managing other enterprises and managing his and his family's investments and business activities. Nothing herein shall be interpreted to require that JSS devote his full time and full attention to providing the Consulting Services, provided that during the Term (whether or not this Agreement has been terminated) JSS shall not be employed by or provide any advice or service to any Competitor, as defined in the Stockholders' Agreement.

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     4.  TERM.  The term of this  Agreement  shall be for a period  of three (3)
years, commencing on the first Business Day following the Effective Time and terminating on the third anniversary thereof, unless terminated earlier in accordance with SECTION 8 (the "TERM").

     5. CONSULTING SERVICES FEES AND ESCROW.

     (a) Subject to the limitations in this Agreement, Company shall pay Consulting Firm during the Term as consideration for providing the Consulting Services an annual fee of $3,000,000 (three million Dollars) in cash (the "ANNUAL FEE"), which Annual Fee shall be paid no later than the last day of the month following the first, second and third anniversary of the date of this Agreement (the "PAYMENT DATE"). At Closing (as defined in the Acquisition Agreement), Company shall deposit the total amount of the Annual Fee for each of the years comprising the three (3) year Term equal to $9,000,000 (nine million Dollars) (the "CONSOLIDATED FEE") in an escrow account (the "CONSULTING COMPENSATION ESCROW"). The Consolidated Fee deposited in the Consulting Compensation Escrow shall be held and released by an escrow agent (the "CONSULTING COMPENSATION ESCROW AGENT") in accordance with the terms and conditions of this Agreement and the escrow agreement in the form attached hereto as Exhibit A (the "CONSULTING COMPENSATION ESCROW AGREEMENT").

     (b) Notwithstanding any other provision of this Agreement, the Annual Fee payable with respect to each successive one-year period within the Term shall not be paid on the respective Payment Date if the members of the Board who are independent directors of the Company, as defined under the applicable rules of the New York Stock Exchange (the "NON-MANAGEMENT DIRECTORS"), shall have reasonably determined in good faith prior to the applicable Payment Date that, during such one-year period (the "PAYMENT DATE PERIOD"), Consulting Firm or JSS has failed to comply in one or more material respects with the terms of this Agreement, which failure was not remedied within ten (10) Business Days after written notice from the Non-Management Directors setting forth in reasonable detail the actions which the Non-Management Directors believe constitute such failure (collectively, the "PAYMENT CONDITIONS"). In the event that the Non-Management Directors determine that Consulting Firm or JSS has not satisfied the Payment Conditions, the Non-Management Directors shall, prior to the relevant Payment Date, provide written notice to Consulting Firm specifically identifying the manner in which the Non-Management Directors believe that Consulting Firm or JSS has failed to satisfy the Payment Conditions during such period and the Annual Fee which would have been paid pursuant to Section 5(a) shall be forfeited. In such case, the Company shall provide written notice to the Consulting Compensation Escrow Agent prior to the relevant Payment Date that the Payment Conditions have not been satisfied. If the Consulting Compensation Escrow Agent has not received such written notice prior to the relevant Payment Date, the Consulting Compensation Escrow Agent shall transfer the Annual Fee for such period to Consulting Firm pursuant to SECTION 5(A). For purposes of this Agreement, the determination of a majority of the Non-Management Directors shall be deemed the determination of the Non-Management Directors.

     (c) As of the date of execution of the Consulting Compensation Escrow Agreement, Consulting Firm shall control all investment decisions of the amounts held in escrow by the Consulting Compensation Escrow Agent. Subject to the Stockholders' Agreement and in a manner that complies with the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and other

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applicable U.S. Laws and  regulations,  if so instructed by Consulting Firm, the
Consulting Compensation Escrow Agent may acquire shares representing the capital stock of Company ("CONSULTING FIRM STOCK").

     6. VAT CLAIM AND PUT ADVISORY FEE. On the later of (i) the Effective Date and (ii) the Final Resolution of the VAT Claim and Put (as defined in the Acquisition Agreement), Company shall pay to Consulting Firm $9,000,000 (nine million Dollars), which at the Company's election upon ten (10) days notice to Consulting Firm may be paid in cash or common stock of the Company, valued at the Volume Weighted Price (the "VAT CLAIM AND PUT ADVISORY Fee") as consideration for Consulting Firm's services to Company in connection with the resolution of the VAT Claim and Put advisory services to Company. The Parties acknowledge that the Final Resolution may occur prior to the Effective Time, which shall not affect the Company's obligation to make payment of the VAT Claim and Put Advisory Fee pursuant to this Section 6.

     7. RESTRICTIONS ON TRANSFER OF CONSULTING FIRM STOCK. Consulting Firm shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) ("TRANSFER") any interest in any shares of Consulting Firm Stock, except in accordance with the terms of the Stockholders' Agreement.

     8. TERMINATION.

     (a) EXPIRATION. This Agreement shall terminate automatically upon the expiration of the Term, except for the provisions of Section 6, which shall survive such termination.

     (b) DEATH OR DISABILITY OF JSS. This Agreement and Consulting Firm's engagement hereunder shall terminate automatically on the death or disability of JSS. For purposes of this Agreement, "DISABILITY" shall mean the inability, in the reasonable good faith judgment of the Board, of JSS personally to be actively engaged in the day-to-day management, business and operations of Consulting Firm or personally to be actively engaged in the provision of Consulting Services to Company on account of physical or mental illness or incapacity, which illness or incapacity continues uninterruptedly for a period of six (6) consecutive months or continues with interruptions for an aggregate period of six (6) months within any given twelve (12) month period. In the event that this Agreement is terminated as a result of JSS's death or disability, Consulting Firm shall be entitled only to (i) any unpaid Annual Fee due for any Payment Date that occured prior to such termination, (ii) a pro rata portion of the applicable Annual Fee for the period from the last Payment Date to the date of death or disability and, (iii) if the Final Resolution of the VAT Claim and Put (excluding for this purpose the one hundred eighty (180) day period for claims and appeals) has occurred, or occurs within six (6) months of the date of death or disability, the VAT Claim and Put Advisory Fee, if not previously paid, and such fee shall be payable at the date of the Final Resolution of the VAT Claim and Put. The payments required by clause (i) and (ii) of the preceding sentence shall be made in a lump sum within five (5) business days of the termination.

     (c) DISSOLUTION OR BANKRUPTCY OF CONSULTING FIRM. This Agreement and Consulting Firm's engagement hereunder shall terminate automatically upon the commencement in any

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court of competent  jurisdiction  of a proceeding or case seeking (i) Consulting
Firm's reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Consulting Firm or of all or any substantial part of its property or assets or (iii) similar relief in respect of Consulting Firm under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or upon an order for relief against Consulting Firm entered in an involuntary case under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts. In the event that this Agreement is terminated in accordance with the preceding sentence, Consulting Firm shall be entitled only to (i) any unpaid Annual Fee due for any Payment Date that occured prior to such termination, and (ii) a pro rata portion of the applicable Annual Fee for the period from the last Payment Date to the date of termination. The payments required by clause (i) and (ii) of the preceding sentence shall be made in a lump sum within five (5) business days of the termination.

     (d) TERMINATION BY CONSULTING FIRM. Consulting Firm may terminate this Agreement and its engagement hereunder (i) at any time without reason by the giving of at least thirty (30) days' advance written notice to Company, and (ii) in the event of any material breach of this Agreement by Company, upon Company's failure to cure the same within ten (10) days of receipt of Consulting Firm's written notice thereof. In the event that this Agreement is terminated by Consulting Firm (x) pursuant to clause (i) of the preceding sentence, Consulting Firm shall be entitled only to (i) any unpaid Annual Fee due for any Payment Date that occured prior to such termination, (ii) a pro rata portion of the applicable Annual Fee for the period from the last Payment Date to the date of termination or (y) pursuant to clause (ii) of the preceding sentence, Consulting Firm shall be entitled only to (i) any unpaid Annual Fees due for any Payment Date that occurred prior to such termination, (ii) all remaining Annual Fees payable during the remainder of the Term (assuming the Agreement had not been terminated and the Payment Condition had been met), and (iii) if the Final Resolution of the VAT Claim and Put (excluding for this purpose the one hundred eighty (180) day period for claims and appeals) has occurred, or occurs thereafter, the VAT Claim or Put Advisory Fee, if not previously paid, shall be payable at the date of the Final Resolution of the VAT Claim and Put. The payments required by clause (x)(i) and (ii) or (y)(i) and (ii) of the preceding sentence, as the case may be, shall be made in a lump sum within five (5) business days of the termination.

     (e) TERMINATION BY COMPANY FOR CAUSE. Company may terminate this Agreement and Consulting Firm's engagement hereunder "FOR CAUSE" immediately upon notice to Consulting Firm. In the event that this Agreement is terminated by the Company for Cause, Consulting Firm shall be entitled only to (i) any unpaid Annual Fee due for any Payment Date that occured prior to such termination, (ii) a pro rata portion of the applicable Annual Fee for the period from the last Payment Date to the date of termination. The payments required by clause (i) and
(ii) of the preceding sentence shall be made in a lump sum within five (5) business days of the termination. For purposes of this Agreement, termination "FOR CAUSE" shall mean termination based upon any one or more of the following occurring after the Effective Date:

          (i) Any material breach of this Agreement by Consulting Firm which is not cured within ten (10) days after Consulting Firm receives from the Board written notice of the breach which identifies in reasonable detail the actions which are alleged to constitute a material breach of this Agreement;

          (ii) Material  dishonesty of Consulting Firm (including that of JSS or
               one  or  more  of  Consulting  Firm's   directors,   officers  or
               employees) involving Company or any Affiliate of Company;

          (iii)Gross negligence or willful misconduct in the performance of Consulting Firm's duties as determined in good faith by the Non-Management Directors which continues after written notice to the Consulting Firm from the Non-Management Directors identifying in reasonable detail the manner in which the Non-Management Directors believe that the Consulting Firm's conduct constitutes gross negligence or willful misconduct;

          (iv) Willful failure by Consulting Firm to provide Consulting Services as reasonably required from time to time by the Board or the Chief Executive Officer of the Company, which continues after written notice to the Consulting Firm from the Non-Management Directors identifying in reasonable detail the manner in which the Non-Management Directors believe that the Consulting Firm has not provided such Consulting Services (other than any such failure due to JSS's disability);

          (v) The indictment for, conviction of, or plea of NOLO CONTENDRE to, a felony involving moral turpitude by Consulting Firm (including one or more of Consulting Firm's directors or officers);

          (vi) Embezzlement  or  misappropriation  by Consulting Firm (including
               one  or  more  of  Consulting  Firm's   directors,   officers  or
               employees) involving the Company or its Affiliates;

          (vii)The failure of JSS to be an officer and (x) legal representative, or (y) actively engaged in the provision of the Consulting Services to Company (other than as a result of JSS's death or disability); or

          (viii) The commencement of a lawsuit by or on behalf of one or more of Consulting Firm or any director, officer or employee of Consulting Firm, including JSS, on the one side, against one or more of Company or any of its Affiliates, on the other side, claiming, in violation of SECTION 2(B), that there exists a relationship, other than an independent contractor relationship, between any director, officer or employee of Consulting Firm, including JSS, on the one side, and one or more of Company or its Affiliates, on the other side, including an employer-employee/laborer relationship, a partnership relationship, a principal-agent relationship, a joint venture relationship or an association of any other kind (a "LABOR LAWSUIT").

     (f) TERMINATION BY COMPANY OTHER THAN FOR CAUSE. Company may terminate this Agreement and Consulting Firm's engagement hereunder other than for Cause at any time by written notice to Consulting Firm. In the event that this Agreement is terminated by the Company other than for Cause, Consulting Firm shall be entitled only to (i) any unpaid Annual Fee due for any Payment Date that occured prior to such termination, (ii) all remaining Annual Fees payable during the remainder of the Term (assuming the Agreement had not been terminated and the Payment Condition had been met) and, (iii) if the Final Resolution of the VAT Claim and Put (excluding for this purpose the one hundred eighty (180) day period for claims and appeals) has occurred, or occurs thereafter, the VAT Claim or Put Advisory Fee, if not previously paid, shall be paid at the date of the Final Resolution of the VAT Claim and Put. The payments required by clause (i) and (ii) of the preceding sentence shall be made in a lump sum within five (5) business days of the termination.

     9. NON-DISCLOSURE. During the Term and at all times after any termination of this Agreement, Consulting Firm, its employees (including JSS), officers, directors, Affiliates and agents shall not, either directly or indirectly, use or disclose any Company trade secret, except to the extent necessary for Consulting Firm to perform its duties hereunder. For purposes of this Agreement, the term "COMPANY TRADE SECRET" shall mean any information regarding the business or activities of Company or any subsidiary or Affiliate, including any formula, pattern, compilation, program, device, method, technique, process, customer list, technical information or other confidential or proprietary information, that (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts of Company or its subsidiary or Affiliate that are reasonable under the circumstances to maintain its secrecy. Notwithstanding the foregoing, Consulting Firm shall be entitled to make such disclosures as are required by applicable law or by the requirements of any governmental or judicial agency or body. In the event of any breach of this
SECTION 9 by  Consulting  Firm,  notwithstanding  the  requirement  pursuant  to
SECTION 8(F) that Company pay to Consulting Firm all remaining unpaid portions of the Consolidated Fee, Company shall not be required to pay to Consulting Firm any remaining unpaid portions of the Consolidated Fee and shall be entitled to pursue such other legal and equitable remedies as may be available.

     10. DUTIES UPON TERMINATION; SURVIVAL.

     (a) DUTIES. Upon termination of this Agreement, whether by Company, Consulting Firm or automatically, for any or no reason whatsoever, Consulting Firm shall immediately return to Company all Company trade secrets which exist in tangible form (including those in the possession of Consulting Firm's officers, directors or employees).

     (b) SURVIVAL. The provisions of SECTIONS 8, 9, 10, 11, 12 and 17 shall survive any termination of this Agreement by Company or Consulting Firm.

     11. COMPLIANCE WITH LAWS.

     (a) In performing its obligations hereunder, and with regard to any funds, assets, or records relating thereto, Consulting Firm shall, and shall use its commercially reasonable efforts to cause each of its employees and agents to, comply in all material respects with all applicable laws and/or regulations which are applicable to Consulting Firm, the violation of which would reasonably be expected to adversely affect the Company.

     (b) Consulting Firm hereby acknowledges that it is the policy of Company to refrain from engaging in any act which may violate any federal, state, local or other laws of the U.S., including the Foreign Corrupt Practices Act ("U.S. LAWS"), or any foreign laws, including foreign anti-bribery laws, which are applicable to Consulting Firm. Consulting Firm shall, and shall use its best efforts to cause its officers, directors, employees and agents to, comply with this policy.

     (c) In performing its obligations under this Agreement, Consulting Firm shall not, and shall use its best efforts to cause each of its employees and agents not to, directly or indirectly pay, offer, give or promise to pay or give, or authorize the payment or gift of any, monies or other things of value, to (a) an official, employee or agent of any government, (b) an official, employee or agent of any agency or instrumentality of any government, (c) a candidate for political office in any country, (d) a political party or party official in any country to influence any acts or decisions of such political party or party official, or (e) any other person, individual or entity at the suggestion, request or direction or for the benefit of any of the persons described in items (a) through (d) of this SECTION 11(C), in any such case in material violation of any laws and/or regulations applicable to Consulting Firm where it would reasonably be expected that such violation would constitute a violation by Company or by Consulting Firm as a result of its engagement hereunder.

     (d) Consulting Firm agrees promptly and completely to respond to Company's reasonable requests for information necessary for Company to determine if any particular transaction can be conducted in compliance with U.S. Laws which are applicable to one or more of Consulting Firm, Company or any of Company's Affiliates. Consulting Firm shall, and shall use its best efforts to cause each of its employees and agents to, execute all certifications and provide all information as Company may reasonably request for Company to comply with such applicable laws, regulations and orders. Consulting Firm agrees promptly to report to Company all violations of this SECTION 11 that Consulting Firm becomes aware of.

     (e) Consulting Firm shall, and shall use commercially reasonable efforts to cause each of its employees and agents to, maintain and keep in a safe place, for a period of five (5) years from the date of their origination, books, records and accounts in any media which adequately reflect the recipient, nature and terms of every payment, expenditure or other disbursement made directly or indirectly in connection with the sale and/or resale by Company of the services of Company or its employees (collectively, "RECORDS"), and, upon judicial or arbitral order, shall make such Records available at Consulting Firm's premises for inspection. Consulting Firm shall certify in writing that such Records at the time of such judicial or arbitral order, accurately and completely reflect the recipient, nature and terms of such payments, expenditures or disbursements. Immediately upon judicial or arbitral order, Consulting Firm shall provide to the issuing court or arbitration tribunal such supplementary information and explanation as is requested by such courts or arbitration tribunals (whether requested of Consulting Firm or of Company or its Affiliates) to fully understand the material contained in the Records and trace the application and use of every payment, expenditure or other disbursement made in connection with the sale of the services of Company or its Affiliates.

     (f) Consulting Firm represents and warrants that, to the best knowledge of its president, as of the date hereof, except as disclosed to Company, none of the officers, employees or agents of Consulting Firm, and none of their respective spouses, children (including step-children), siblings, parents (including step-parents), parents-in-law (including step-parents-in-law), uncles and aunts, is an employee, officer or representative of any government or agency or instrumentality of any government, or of a political party or is a candidate for political office. Consulting Firm agrees promptly to notify Company of any change in the status of the officers, employees or agents of Consulting Firm, or their respective family members specified above of which it becomes aware after the date hereof, which would make the representations or warranties set forth in this paragraph inaccurate.

     (g) Company shall withhold from any payment under this Agreement any amount required to be withheld by Company under applicable law.

     12. INDEMNIFICATION. Consulting Firm shall indemnify and hold Company and each of its Affiliates, and each of their respective officers, directors, employees, members, stockholders, agents and representatives, harmless from and against all losses, damages, liabilities, claims, demands, obligations, deficiencies, payments, judgments, settlements, costs and expenses of any nature whatsoever (including the costs and expenses of any and all investigations, actions, suits, proceedings, demands, assessments, judgments, orders, settlements and compromises relating thereto, and reasonable attorneys', accountants', experts' and other fees and expenses in connection therewith) ("LOSSES") resulting from, arising out of, or due to, directly or indirectly, the filing of a Labor Lawsuit by or on behalf of Consulting Firm or any director, officer or employee of Consulting Firm, including JSS. The indemnification set forth in the preceding sentence shall be in addition to any other remedy to which Company may be entitled by law or equity. All indemnification payments of Consulting Firm hereunder shall be in Dollars. The indemnification obligations of Consulting Firm set forth in this SECTION 12 shall survive the termination or expiration of this Agreement. In addition to any other remedy, Company shall be entitled, but shall not be obligated, to offset all Losses against any obligations of Company to Consulting Firm, now or hereafter existing, including payments of the Annual Fee.

     13. NOTICE. Notices and all other communications to either Party pursuant to this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent via express courier such as UPS or DHL (as high priority) or delivered by facsimile (but only to the extent that a copy of such facsimile is sent via express courier such as UPS or DHL (as high priority) promptly thereafter), addressed as follows, or to such other address as a Party shall designate by notice to the other Party:

         (a) in the case of Company, to:

         Kansas City Southern
         427 West 12th Street
         Kansas City, Missouri  64105
         Attention:  Senior Vice President and General Counsel

         With a copy (which shall not constitute notice) to:

         Sonnenschein Nath & Rosenthal LLP
         4520 Main Street, Suite 1100
         Kansas City, MO  64111
         Attention:  John F. Marvin

         and

         White & Case, S.C.
         Blvd. Manuel Avila Camacho 24, PH
         Colonia Lomas de Chapultepec, 11000
         Mexico, D.F., Mexico
         Attention: Jose Vicente Corta Fernandez and/or Iker I. Arriola Penalosa

         (b) in the case of Consulting Firm, to:

         Jose F. Serrano International Business, S.A. de C.V.
         [                              ]
          ------------------------------
         [                              ]
          ------------------------------
         [                              ]
          ------------------------------
         Attention:  Jose Francisco Serrano Segovia

         With a copy (which shall not constitute notice) to:

         Milbank, Tweed, Hadley & McCloy LLP
         1 Chase Manhattan Plaza
         New York, New York  10005, U.S.A.
         Attention:  Thomas C. Janson

         and

         Martinez, Algaba, Estrella, De Haro y Galvan Duque, S.C.
         Paseo de los Tamarindos [*]
         Colonia Bosques de las Lomas [*]
         Mexico, D.F., Mexico
         Attention:  Carlos Galvan Duque

     14. AMENDMENT. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing, signed by Consulting Firm, the Chairman of the Board and a duly authorized member of the Board. No waiver by either Party at any time of any breach by the other Party of, or compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.

     15. SUCCESSORS IN INTEREST. The rights and obligations of Company under this Agreement shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of Company, regardless of the manner in which such successors or assigns shall succeed to the interest of Company hereunder, and this Agreement shall not be terminated by the voluntary or involuntary dissolution of Company or by any merger or consolidation or acquisition involving Company, or upon any transfer of all or substantially all of Company's assets, or terminated otherwise than in accordance with its terms. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or the corporation or other person to which such assets shall be transferred. Neither this Agreement nor any of the payments or benefits hereunder may be pledged, assigned or transferred by Consulting Firm either in whole or in part in any manner, without the prior written consent of Company.

     16. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     17. GOVERNING LAW; DISPUTE RESOLUTION.

     (a) Resolution of any and all disputes between the Parties arising from or in connection with this Agreement or any transactions contemplated by this Agreement, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, ("DISPUTES") including Disputes arising in connection with claims by third persons, shall be exclusively governed by and settled in accordance with the provisions of this SECTION 17; provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

     (b) THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND ENFORCEMENT THEREOF SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, UNITED STATES OF AMERICA AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF.

     (c) As to any Dispute which is not resolved in the ordinary course of business, the Parties shall first attempt in good faith to promptly resolve any Dispute by negotiations between executives. Either of the Parties may initiate this procedure by delivery of written notice of the Dispute (the "DISPUTE NOTICE") to the other. Not later than 20 days after delivery of the Dispute Notice, one executive of one of the Parties with authority to settle the Dispute shall meet with one executive of the other Party with authority to settle the Dispute at a reasonably acceptable time and place, and thereafter as such executives shall deem reasonably necessary. The executives shall exchange relevant information and endeavor to resolve the Dispute. Prior to any such meeting, each Party's executive shall advise the other as to any individuals who will attend such meeting with the executive. All negotiations pursuant to this
SECTION 17(C) shall be confidential and shall be treated as compromise negotiations for purposes of Rule 408 of the Federal Rules of Evidence and similarly under other local or foreign rules of evidence.

     (d) Each Party hereby agrees to submit all Disputes not resolved pursuant to SECTION 17(C) to final and binding arbitration in New York, New York, U.S. Either Party may initiate such arbitration by delivery of a demand therefor (the "ARBITRATION DEMAND") to the other Party not sooner than 60 days after the date of delivery of the Dispute Notice but promptly thereafter; provided, that if a Party rejects participation in the procedures provided under SECTION 17(C), the other Party may initiate arbitration at such earlier time as such rejection shall become reasonably apparent, and, whenever arbitration is initiated, may seek recovery of any damages or expenses arising from such rejection, including attorneys' fees and expenses, and Arbitration Costs (as defined below) in connection with arbitration hereunder.

     (e) Three Arbitrators shall be appointed (the "ARBITRATORS"), one of whom shall be appointed by Company, one by Consulting Firm, and the third of whom, who shall act as the chairman of the arbitral tribunal, shall be appointed by the first two Arbitrators within ten (10) Business Days of the first two Arbitrators' confirmation by the American Arbitration Association. If either Party fails to appoint an Arbitrator within ten (10) Business Days of a request in writing by the other Party to do so or if the first two Arbitrators cannot agree on the appointment of the third Arbitrator within ten (10) Business Days of their confirmation by the American Arbitration Association, then such Arbitrator shall be appointed by the American Arbitration Association in accordance with its Commercial Arbitration Rules. As soon as the arbitration tribunal has been convened, a hearing date shall be set within fifteen (15) days thereafter; provided, that the Arbitrators may extend the date of the hearing upon request of any Party to the extent necessary to insure that such Party is given a reasonable period of time to prepare for the hearing. Written submittals in the English language shall be presented and exchanged by both Parties five Business Days before the hearing date. At such time the Parties shall also exchange copies of all documentary evidence upon which they will rely at the arbitration hearing and a list of the witnesses whom they intend to call to testify at the hearing. The Arbitrators shall make their determination as promptly as practicable after conclusion of the hearing.

          (i)  The  arbitration  shall  be  conducted  in the  English  language pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Notwithstanding the foregoing, (A) each Party shall have the right to audit the books and records of the other Party that are reasonably related to the Dispute; (B) each Party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a Party intends to present at such hearing; (C) all hearings shall be conducted on an expedited schedule; and (D) all proceedings shall be confidential, except that either Party may at its expense make a stenographic record thereof.

          (ii) The Arbitrators shall endeavor to complete all hearings not later than 120 days after their tribunal has been convened, and shall make a final award as promptly as practicable thereafter. Such award shall be communicated, in writing, by the Arbitrators to the Parties, and shall contain specific findings of fact and conclusions of law in accordance with the governing law set forth in SECTION 17(B). Any award of such Arbitrators shall be final and binding upon the Parties to this Agreement and shall not be attacked by any of the Parties to this Agreement in any court of law and may be enforced in any court having jurisdiction, including expressly the courts of the State of New York, U.S., and the courts of the Federal District of Mexico. The Arbitrators shall apportion all costs and expenses of the arbitration, including the Arbitrators' fees and expenses, fees and expenses of experts and fees and expenses of translators ("ARBITRATION COSTS") between the prevailing and non-prevailing Party as the Arbitrators shall deem fair and reasonable. In circumstances where (A) a Dispute has been asserted or defended against on grounds that the Arbitrators deem manifestly unreasonable, or (B) the non-prevailing Party has rejected participation in procedures under SECTION 17(C), the Arbitrators may assess all Arbitration Costs against the non-prevailing Party and may include in the award the prevailing Party's attorneys' fees and expenses in connection with any and all proceedings under this SECTION 17. Notwithstanding the foregoing, in no event may the Arbitrators award multiple or punitive damages.

     (f) Pursuant to an agreement of the Parties or a judicial determination that a Dispute is not subject to final and binding arbitration as set forth in
SECTION 17, each Party irrevocably agrees that any legal action or proceeding against it with respect to this Agreement and any transaction contemplated by this Agreement shall be brought only in the courts of the State of New York, or of Federal courts of the U.S. sitting in New York, and by execution and delivery of this Agreement, each Party irrevocably submits to the venue and jurisdiction of each such court and irrevocably waives any objection or defense such party may have to venue or personal jurisdiction in any such court for the purpose of resolving any claim, dispute, cause of action arising out of or related to this Agreement (including any claim that the suit or action has been brought in an inconvenient forum and any right to which it may become entitled on account of place of residence or domicile), the alleged breach of this Agreement, the enforcement of the terms of this Agreement and the other terms contemplated hereby. A final judgment in any suit, action or proceeding shall be conclusive and may be enforced in any court where jurisdiction over the Parties may be had or in which the Parties are subject to service of process.

     (g) Each of the Parties irrevocably appoints CT Corporation (the "PROCESS AGENT"), at 111 Eighth Avenue, New York, New York 10011 (212-894-8940), respectively as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of each of the Parties and their respective properties and revenues, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York, and each of the Parties agrees that failure of the Process Agent to give any notice of any such service of process to any of the Parties shall not impair or affect the validity of such service or the enforcement of any judgment based thereon.

     18. ENTIRE AGREEMENT; EFFECTIVE TIME. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and terminates and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the terms of Consulting Firm's engagement or severance arrangements. This Agreement shall become effective at the Effective Time.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                       KANSAS CITY SOUTHERN



                                       By: /s/ Michael R. Haverty
                                           -----------------------------------
                                       Name:  Michael R. Haverty
                                       Title:    Chairman, President & CEO


                                       Jose F. Serrano International Business,
                                       S.A. DE C.V.



                                       By: /s/ Jose Francisco Serrano Segovia
                                           -----------------------------------
                                       Name:  Jose Francisco Serrano Segovia


Unless otherwise specified herein, all capitalized terms used and not defined in the following Guaranty (as defined below) shall have the meanings ascribed to them in the above Consulting Agreement.


JSS hereby, unconditionally and irrevocably, personally guarantees (the "GUARANTY"), by way of an independent obligation to Company, the obligation of Consulting Firm pursuant to SECTION 12 of the Agreement to indemnify and hold Company and each of its Affiliates, and each of their respective officers, directors, employees, members, stockholders, agents and representatives harmless from and against all Losses (as such term is defined in SECTION 12 of the Agreement) resulting from, arising out of, or due to, directly or indirectly, the filing of a Labor Lawsuit by Consulting Firm or any director, officer or employee of Consulting Firm, including JSS ("GUARANTEED OBLIGATION"). This is a guaranty of payment and not of collection only. If for any reason whatsoever Consulting Firm shall fail or be unable promptly to comply with the Guaranteed Obligation, JSS will promptly upon receipt of notice thereof from Company, pay or cause to be paid in lawful money of the U.S. the unpaid Guaranteed Obligation then due and payable to Company (in the amounts and to the extent required of Consulting Firm under the Agreement). JSS waives any and all notice of the creation, renewal, extension or accrual of the Guaranteed Obligation and notice of or proof of reliance by Company upon this Guaranty or acceptance of this Guaranty; the Guaranteed Obligation shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between Company and Consulting Firm shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor agrees that (i) any notice provided in the manner required under the Agreement shall be deemed to constitute notice to JSS for purposes hereof and (ii) any knowledge of Consulting Firm shall be deemed knowledge of JSS for purposes hereof. The liability of the undersigned under this Guaranty shall not be affected or excused by (x) any lack of enforceability against Consulting Firm of the Guaranteed Obligation for any reason whatsoever and (y) any other circumstance which might otherwise constitute a discharge of a guarantor. JSS waives promptness, diligence and notices with respect to the Guaranteed Obligation and this Guaranty and any requirement that Company exhaust any right or take any action against Consulting Firm. Any term or provision of this paragraph which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this paragraph or affecting the validity or enforceability of any of the terms or provisions of this paragraph in any other jurisdiction. If any provision of this paragraph is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. This Guaranty is strictly limited to the Guaranteed Obligations.

AGREED AND ACCEPTED AS OF THE DATE OF THE ABOVE CONSULTING AGREEMENT

                                       JOSE FRANCISCO SERRANO SEGOVIA

                                       /s/ Jose Francisco Serrano Segovia
                                       ---------------------------------------